Exhibit 5.1

King & Spalding LLP
1180 Peachtree Street N.E.
Atlanta, GA 30309-3521
Tel: +1 404 572 4600
Fax: +1 404 572 5100
www.kslaw.com

October 6, 2017

ConocoPhillips

ConocoPhillips Company

c/o       ConocoPhillips

600 North Dairy Ashford

Houston, Texas  77079

Ladies and Gentlemen:

We have acted as counsel for ConocoPhillips, a Delaware corporation (the “Company”), and ConocoPhillips Company, a Delaware corporation (“CPCo”), in connection with the registration pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed by the Company and CPCo with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of the following securities (each, a “Security”):

(i)                                     Senior debt securities of the Company (the “ConocoPhillips Senior Debt Securities”) and any related guarantee of such ConocoPhillips Senior Debt Securities by CPCo (the “CPCo Guarantee”), each of which may be issued pursuant the Indenture, dated as of October 9, 2002 (the “ConocoPhillips Senior Indenture”), among the Company, as issuer, CPCo, as guarantor, and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee;

(ii)                                  Senior debt securities of CPCo (the “CPCo Senior Debt Securities” and, together with the Company Senior Debt Securities, the “Senior Debt Securities”) and any related guarantee of such CPCo Senior Debt Securities by the Company (the “Company Guarantee” and, together with the CPCo Guarantee, the “Guarantees”), each of which may be issued pursuant the Indenture, dated as of December 7, 2012 (the “CPCo Senior Indenture” and, together with the ConocoPhillips Senior Indenture, the “Senior Indentures”), among CPCo, as issuer, the Company, as guarantor, and the Trustee, as trustee;

(iii)                               Subordinated debt securities of the Company (the “Subordinated Debt Securities”), which may be issued pursuant to an Indenture (the “Subordinated Indenture”) to be entered into between the Company, as issuer, and the Trustee, as trustee;

(iv)                              Shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

(v)                                 Shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

(vi)                              Warrants of the Company (the “Warrants”);

(vii)                           Depositary shares, each representing a fractional interest in a share of Preferred Stock (“Depositary Shares”), to be issued under a deposit agreement (the “Deposit Agreement”);

(viii)                        Stock purchase contracts of the Company (the “Stock Purchase Contracts”); and

(ix)                              Stock purchase units of the Company consisting of (A) a Stock Purchase Contract and (B) a beneficial interest in Senior Debt Securities, Subordinated Debt Securities or debt obligations of third parties securing the holder’s obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contracts (“Stock Purchase Units”).

In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

We have assumed that the execution and delivery of, and the performance of all obligations under, the Senior Indentures, the Subordinated Indenture, the Deposit Agreement and any contract governing or establishing the terms of any Warrants, Stock Purchase Contracts or Stock Purchase Units have been or will have been duly authorized by all requisite action by each party thereto (other than the Company), that such documents have been or will have been duly executed and delivered by each party thereto (other than the Company), and that such documents are or will be the valid and binding agreements of each party thereto (other than the Company) enforceable against each party thereto (other than the Company) in accordance with their respective terms. In connection with the opinions expressed below, we have also assumed that, at or prior to the time of the delivery of any Security, (i) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) there shall not have occurred any change in law affecting the validity or enforceability of such Security; and (iii) that the execution and delivery of, and performance by the Company or CPCo, as applicable, pursuant to, any Security whose terms are established subsequent to the date hereof (A) require no action by or in respect of, or filing with, any governmental body, agency or official and

(B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or CPCo, as applicable.

Based upon the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

(1)                                 The ConocoPhillips Senior Debt Securities, when (i) the definitive terms and provisions of the ConocoPhillips Senior Debt Securities and of their issuance and sale have been duly authorized and established and (ii) executed by the Company, authenticated by the Trustee in accordance with the ConocoPhillips Senior Indenture, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Senior Debt Securities covered by the opinion in this paragraph include any ConocoPhillips Senior Debt Securities that may be issued as part of Stock Purchase Units.

(2)                                 The CPCo Guarantee, when (i) the definitive terms and provisions of the related ConocoPhillips Senior Debt Securities and the CPCo Guarantee and of their issuance and sale have been duly authorized and established and (ii) the related ConocoPhillips Senior Debt Securities and the CPCo Guarantee have been executed by the Company and CPCO, respectively, authenticated by the Trustee in accordance with the ConocoPhillips Senior Indenture, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of CPCo enforceable against CPCo in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Guarantees covered by the opinion in this paragraph include any CPCo Guarantees that may be issued as part of Stock Purchase Units.

(3)                                 The CPCo Senior Debt Securities, when (i) the definitive terms and provisions of the CPCo Senior Debt Securities and of their issuance and sale have been duly authorized and established and (ii) executed by CPCo, authenticated by the Trustee in accordance with the CPCo Senior Indenture, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of CPCo enforceable against CPCo in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Senior Debt Securities covered by the opinion in this paragraph include any CPCo Senior Debt Securities that may be issued as part of Stock Purchase Units.

(4)                                 The ConocoPhillips Guarantee, when (i) the definitive terms and provisions of the related CPCo Senior Debt Securities and the ConocoPhillips Guarantee and of their issuance and sale have been duly authorized and established and (ii) the related CPCo Senior Debt Securities and the ConocoPhillips Guarantee have been executed by the CPCO and the Company, respectively, authenticated by the Trustee in accordance with the CPCo Senior Indenture, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Guarantees covered by the opinion in this paragraph include any ConocoPhillips Guarantees that may be issued as part of Stock Purchase Units.

(5)                                 The Subordinated Debt Securities, when (i) the Subordinated Indenture has been duly authorized, executed and delivered by the Company in the form attached to the Registration Statement, (ii) the definitive terms and provisions of the Subordinated Debt Securities and of their issuance and sale have been duly authorized and established and (iii) executed by the Company, authenticated by the Trustee in accordance with the Subordinated Indenture, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Subordinated Debt Securities covered by the opinion in this paragraph include any Subordinated Debt Securities that may be issued as part of Stock Purchase Units.

(6)                                 Any shares of Common Stock, when (i) the terms of their issuance and sale have been duly authorized and established and (ii) delivered to and paid for by the purchasers thereof, will be validly issued, fully paid and non-assessable shares of Common Stock. The shares of Common Stock covered by the opinion in this paragraph include any shares of Common Stock that may be issued pursuant to or as part of Stock Purchase Contracts or Stock Purchase Units or upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

(7)                                 Any shares of Preferred Stock, when (i) the terms of the Preferred Stock and of their issuance and sale have been duly authorized and established, (ii) a Certificate of Designation setting forth the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (iii) delivered to and paid for by the purchasers thereof, will be validly issued, fully paid and non-assessable shares of Preferred Stock. The shares of Preferred Stock covered by the opinion in this paragraph include any shares of Preferred Stock that may be represented by Depositary Shares or that may be issued pursuant to or as part of Stock Purchase Contracts or Stock Purchase Units or upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

(8)                                 The Warrants, when (i) the warrant agreement governing and establishing the terms of the Warrants has been duly authorized, executed and delivered by the Company and

(ii) the terms of the Warrants and of their issuance and sale have been duly authorized and established, and (iii) executed by the Company, countersigned in accordance with the warrant agreement, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(9)                                 Any Depositary Shares, when (i) the Deposit Agreement has been duly authorized, executed and delivered by the Company, (ii) the terms of the Depositary Shares and of their issuance and sale have been duly authorized and established, (iii) the Preferred Stock represented by the Depositary Shares has been duly delivered to the applicable depositaries and (iv) the depositary receipts evidencing the Depositary Shares have been duly executed by the Company and countersigned by the applicable depositary against deposit of the Preferred Stock in accordance with the Deposit Agreement and delivered to and paid for by the purchasers thereof, will constitute valid and binding interests in the corresponding shares of Preferred Stock and entitled the holders thereof to the rights specified in the Deposit Agreement, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(10)                          The Stock Purchase Contracts, when (i) any contract governing and establishing the terms of the Stock Purchase Contracts has been duly authorized, executed and delivered by the Company, (ii) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly authorized and established, and (iii) executed by the Company, countersigned or authenticated (as applicable) in accordance with any contract governing and establishing the terms of the Stock Purchase Contracts, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Stock Purchase Contracts covered by the opinion in this paragraph include any Stock Purchase Contracts that may be issued as part of Stock Purchase Units.

(11)                          The Stock Purchase Units, when (i) any contract governing and establishing the terms of the Stock Purchase Units has been duly authorized, executed and delivered by the Company, (ii) the terms of the Stock Purchase Units and of their issuance and sale have been duly authorized and established, and (iii) executed by the Company, countersigned or authenticated (as applicable) in accordance with any contract governing and establishing the terms of the Stock Purchase Units, and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

This opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of New York and the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that forms a part thereof.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ King & Spalding LLP